Exhibit 99.2
EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”) entered into this 28th day of March 2006 (the “Effective Date”), is by and between Caneum, Inc., a corporation formed under the laws of the State of Nevada with its principal place of business at 170 Newport Center Drive, Suite 220, Newport Beach, CA 92660 (“Caneum”), and Michael A. Willner (“the Employee”).
Recitals:
     Whereas, Caneum desires to engage the services of the Employee as Senior Vice-President of Caneum and as Managing Partner of TierOne Consulting, Inc. (“TierOne”), a wholly owned subsidiary of Caneum, and the Employee is willing to render such services to Caneum and TierOne in consideration of the terms and conditions agreed to by the parties; and
     Whereas, the Board of Directors of Caneum (the “Board”) has approved the employment of the Employee on the terms and conditions set forth in this Agreement;
     Now therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Caneum agrees to employ the Employee, and the Employee agrees to perform services for Caneum and TierOne, upon the terms and conditions set forth herein.
1. Term.
     a. Initial and Extended Terms.
          The initial term of this Agreement shall begin on the Effective Date, and be for a period of two (2) years, unless it is terminated earlier as provided herein. Beginning on that date, and on each anniversary thereafter, unless it is automatically extended as provided in Section 1(b) below or terminated earlier as provided in Section 6 or unless Caneum delivers written notice to the Employee of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in Section 9 hereof shall survive the termination of this Agreement.
     b. Corporate Transaction.
     In the event of a Corporate Transaction, as defined below, the term of this Agreement shall be automatically extended for a period of four (4) years from the Effective Date and any unvested options granted pursuant to this Agreement shall immediately vest. For purposes of this Agreement, “Corporate Transaction” means (i) a consolidation or merger of Caneum with or into another company or entity in which the capital stock of Caneum immediately prior to such transaction represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such transaction; (ii) any transaction or series of related transactions to which Caneum is a party in which in excess of 50% of Caneum’s voting power is transferred, or (i) the sale or other disposition of all or substantially all of the assets of Caneum to another company or entity not controlled by the then existing stockholders of Caneum in a transaction or series of transactions.
2. Title and Duties.
     The Employee shall be employed as Senior Vice-President of Caneum and shall continue to serve as Managing Partner of TierOne. The Employee shall perform such services consistent with his positions as might be assigned to him from time to time and are consistent with the bylaws of Caneum and TierOne, as applicable. Employee shall have such responsibilities and authority as is commensurate with such offices and as may be prescribed by Caneum and bylaws of Caneum and TierOne, as applicable. Caneum shall have the right to review and change the responsibilities of Employee from time to time as it may deem necessary or appropriate, provided, however, that such responsibilities shall not be inconsistent with the Employee’s position as Senior Vice-President of Caneum.
3. Location.
     The Employee’s place of employment shall be the offices of Caneum or TierOne, or at such other location as mutually agreed between Employee and Caneum, but in no event outside Orange County, California.
4. Extent of Services.
     a. Duty to Perform Services.
          The Employee agrees not to engage in any business activities during the term of this Agreement except those that are for the benefit of Caneum and TierOne, and to devote 100% of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for these entities and any corporation controlled by Caneum now or during the term of this Agreement. Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities that do not impair the performance of his duties to Caneum and TierOne, as the same may be changed from time to time. While employed by Caneum, Employee may not serve on the board of directors of any other company, except TierOne. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Employee agrees to adhere to Caneum’s published policies and procedures, as adopted from time to time, affecting directors, officers, employees, and agents and shall use reasonable efforts to promote Caneum’s interest, reputation, business and welfare.

     b. Corporate Opportunities.
          The Employee agrees that he will not take personal advantage of any Caneum or TierOne business opportunities that arise during this employment and that might be of benefit to either entity. All material facts regarding such opportunities must be promptly reported to the Board for consideration by Caneum.
5. Compensation and Benefits.
     a. Base Salary.
          The Employee’s annual base salary shall be $200,000. The base salary shall be payable in equal installments in accordance with Caneum’s standard payroll practices. The Employee’s annual base salary shall be further reviewed no less frequently than annually for increases in the discretion of the Caneum Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to Caneum, the financial condition of Caneum, and the Employee’s value to Caneum relative to other members of the executive management of Caneum; provided, however, that at no time during the term of this Agreement shall the Employee’s base salary be decreased from the base salary then in effect except as part of a general program of salary adjustment by Caneum applicable to all senior vice-presidents of Caneum and above.
     b. Stock Options
          Upon execution of this Agreement, Employee will be granted 1,000,000 ISO options priced at 100% of the then fair market value of Caneum common stock, as determined by the Compensation Committee on the date of grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations thereunder. The options shall have a term of 10 years from the date of grant. Vesting for the 1,000,000 ISO base options will follow the following schedule and include an early exercise provision should Employee wish to exercise it: 1/16th per calendar quarter beginning with the quarter ending March 31, 2006, with the first 62,500 options vesting on March 31, 2006. Unless otherwise provided in this Agreement, the options shall continue to vest on the last day of each calendar quarter thereafter so long as Employee is employed by Caneum under this Agreement.
          All options will be subject to the terms, definitions and provisions of Caneum’s 2002 Stock Option/Stock Issuances Plan, as amended (the “Option Plan”) which document is incorporated herein by reference.
     c. Performance Compensation
          Employee will be eligible to receive an annual bonus, less applicable withholding taxes, as determined by Caneum’s Compensation Committee.

     d. Other Benefits.
          During the term of this Agreement, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by Caneum of general applicability to other senior executives of Caneum, including, without limitation, Caneum’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans. Failure to provide full medical, dental and vision coverage under a PPO or equivalent plan to Employee that will fully cover Employee, Employee’s spouse and all Employee’s dependents, during the term of this Agreement, will constitute a material breach of this Agreement.
     e. Vacation.
          Employee will be entitled to paid vacation of four (4) weeks per year in accordance with Caneum’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.
     f. Reimbursement of Business Expenses.
          Caneum shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as Caneum may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.
     g. Deferred Compensation.
          In the event that the Caneum determines that any cash severance payment benefit provided under this Agreement, or continued group health insurance coverage benefit provided under this Agreement fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Internal Revenue Code of 1986, as amended and the Treasury Regulations thereunder (the “Code”) as a result of Section 409A(a)(2)(B)(i) of the Code, then if an accelerated payment of such benefits would cause such benefit not to be subject to the provisions of Section 409A(a)(1) of the Code, the payment of such benefits shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code (the payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule”). However, in the event the accelerated payment of such benefits would not avoid the application of Section 409A(a)(1) of the Code, the payment of such benefits shall not be made pursuant to the original payment schedule or the Revised Payment Schedule and instead the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. To the extent that any cash severance payment benefit provided under this Agreement, or continued group health insurance coverage benefit provided under this Agreement fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of Section 409A(a)(2)(B)(i) of the Code, Caneum and the Employee shall consult with one another in good faith and agree upon the Revised Payment Schedule or any delay of the payment of benefits under this Agreement.

6. Termination of Employment.
     a. Termination Due to Death.
          The Employee’s employment and this Agreement shall terminate immediately upon his death. If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:
               (i) payment of any unpaid portion of his base salary through the date of such termination;
               (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;
               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;
               (iv) full and immediate vesting of any unvested stock options;
               (v) any pension survivor benefits that may become due pursuant to any employee benefit plan or program of Caneum; and
               (vi) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Caneum, this Agreement, or any other agreement between Caneum and the Employee.
     b. Termination Due to Disability.
          Caneum may terminate the Employee’s employment at any time if the Employee becomes disabled, upon written notice by Caneum to the Employee. For all purposes under this Agreement, “Disability” shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee’s incapacity due to physical or mental illness. If the Employee’s employment is terminated due to his disability, he shall be entitled to:
               (i) payment of any unpaid portion of his base salary through the date of such termination;
               (ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;
               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;
               (iv) full and immediate vesting of any unvested stock options; and
               (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Caneum, this Agreement, or any other agreement between Caneum and the Employee.
          As soon as administratively possible following the Effective Date, Caneum shall make available to the Employee and maintain in effect for the term of this Agreement, and other similarly-situated employees, a disability benefit plan that provides monthly payments to Employee equal to at least two thirds (2/3) of the highest monthly base salary Employee receives pursuant to this Agreement, which payment will continue for as long as Employee remains disabled. The premiums for coverage of the Employee under such disability benefit plan shall be paid by the Employee.
     c. Termination for Cause.
          Caneum may terminate the Employee’s employment at any time for Cause (as defined below), provided that it gives written notice of termination to the Employee as set forth below. If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:
               (i) payment of any unpaid portion of his base salary through the date of such termination;
               (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;
               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and
               (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Caneum, this Agreement, or any other agreement between Caneum and the Employee.
          For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere, to any felony involving moral turpitude, or (ii) fraud, misappropriation or embezzlement by Employee in connection with Employee’s duties to Caneum, or (iii) Employee’s willful failure or gross misconduct in the performance of his duties to Caneum. Employee shall notify the Caneum of any events involving him giving rise to a claim for Cause.
          If an event constituting Cause shall occur, Caneum shall notify the Employee in writing of the nature of the event or events constituting Cause and Caneum and Employee shall attempt in good faith to negotiate a reasonable resolution of the issues evidencing such Cause. If after thirty (30) days from such notification the parties are unable to negotiate a resolution thereof, Caneum shall notify the Employee in writing of the inability to reach a negotiated settlement and shall provide an additional fifteen (15) days during which Caneum and Employee shall in good faith continue to negotiate a reasonable resolution of the issues evidencing such Cause. After such fifteen-day period if the parties are unable to resolve the matter to the mutual satisfaction of each party, the parties agree to submit the issue for resolution first by mediation and, if necessary, by arbitration as provided in Section 10 below. Unless otherwise mutually agreed by the parties, the date of termination for Cause shall be the date of the original notice as provided in this paragraph.
     d. Termination Without Cause or Constructive Termination Without Cause.
     Caneum may terminate the Employee’s employment at any time without Cause, provided that it gives written notice of termination at least ninety (90) days before the date of such termination. If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from Caneum the following:

     (i) payment of any unpaid portion of his base salary through the date of such termination;
     (ii) reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;
     (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;
     (iv) full and immediate vesting of one-half (50%) of any unvested stock options;
     (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Caneum, this Agreement, or any other agreement between Caneum and the Employee;
     (vi) payment of amounts equal to any premiums for health insurance continuation coverage under any Caneum health plan that is elected by the Employee or his beneficiaries pursuant to Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan; and
     (vii) subject to limitations set forth below, a severance benefit in an amount equal to the largest annual base salary received by Employee under the Agreement for a period of time equal to the remaining full term of the Agreement as determined under Section 1a. (ie, had the Agreement not been terminated without Cause by Caneum, or by the Employee as a result of a constructive termination without Cause), but only if (x) Employee executes an agreement releasing Caneum from any further liability under this Agreement, (y) the period for revoking such release has expired, and (z) Employee has not materially breached the Confidential Information Agreement.
     The Employee shall be deemed to have earned and Caneum shall pay to Employee 75% of the total severance benefit in Section 6(d)(vii) above within thirty (30) days after all of the applicable conditions are satisfied. The remaining 25% of the severance benefit will be deemed earned by Employee, and Caneum shall pay to Employee such remaining 25% of the severance benefit within thirty (30) days following the first anniversary of the Employee’s termination date unless the Employee materially breaches the Confidential Information Agreement during the one year period following the Employee’s termination date, in which case such remaining 25% of the severance benefit will be deemed unearned and will not be paid. All severance benefits paid to the Employee shall be paid subject to all legally required payroll deductions and withholdings for sums owed by Caneum to the Employee.
     For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:
     (1) a reduction in the Employee’s then current base salary, or a significant reduction by Caneum in Employee’s opportunities for earnings under any incentive compensation plans or bonus opportunity, or the termination or significant reduction of any benefit or perquisite enjoyed by Employee;
     (2) any relocation of Caneum’s office in violation of Section 3 of this Agreement;

     (3) the failure of Caneum to obtain an assumption in writing of its obligation to perform under this Agreement by any successor to all or substantially all of the assets or capital stock of Caneum in connection with any merger, consolidation, sale or similar transaction; or
     (4) any material breach of this Agreement by Caneum; or
     (5) any material reduction in the position, authority or office of Employee or any material reduction in Employee’s responsibilities or duties for Caneum.
     In the event the Employee is terminated without Cause or there is a constructive termination without Cause, each party shall provide the other with written notice not less than thirty (30) days before the effective date of the termination of employment.
     e. Voluntary Termination.
          If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:
               (i) payment of any unpaid portion of his base salary through the effective date of such termination;
               (ii) reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;
               (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and
               (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Caneum, this Agreement, or any other agreement between Caneum and the Employee.
          A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to Caneum unless the parties mutually agree to extend the effective date.
7. Mitigation and Offset.
     If the Employee’s employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6(d), above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of Caneum to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that Caneum may assert, or due to any other employment or source of income obtained by the Employee.
     8. Entitlement to Other Benefits.
     Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

9. Confidentiality.
     Employee agrees to enter into the form of Confidential Information and Invention Assignment Agreement attached hereto as Exhibit A (the “Confidential Information Agreement”) upon commencing employment hereunder.
10. Arbitration.
     Except as otherwise provided in Section 6(c), any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be settled through good faith negotiation. If the dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. Judgment on the Award may be entered in any court having jurisdiction.
11. Legal Expenses.
     Except as provided in Section 10 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
12. Indemnification.
     Caneum agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or Caneum, or is, or was, serving at the request of Caneum as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be indemnified and held harmless by Caneum to the fullest extent permitted or authorized by Caneum’s articles of incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of Caneum or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators. Caneum shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by Caneum of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.
     Neither the failure of Caneum (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by Caneum (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.
     Employee understands and acknowledges that Caneum may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of Caneum’s right under public policy to indemnify Employee.
13. Assignability and Binding Nature.
     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Employee) and assigns. No rights or obligations may be assigned or transferred by Caneum except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Caneum is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Caneum, provided that the assignee or transferee is the successor to all or substantially all of the assets of Caneum and such assignee or transferee assumes the liabilities, obligations, and duties of Caneum, as contained in this Agreement, either contractually or as a matter of law. Caneum further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of Caneum under this Agreement. Notwithstanding any such assignment, Caneum shall not be relieved from liability under this Agreement. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee, other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.
14. Notices.
     All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:
If to Caneum to:
170 Newport Center Drive
Suite 220
Newport Beach, CA 92660
With a copy (which shall not constitute notice) to:
Ronald N. Vance
Attorney at Law
57 West 200 South, Suite 310
Salt Lake City, UT 84101

If to the Employee, to:
Michael Willner
6 Davis
Irvine, CA 92673
or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.
15. Amendment.
     This agreement may be amended or modified only by a written instrument executed by both Caneum and the Employee.
16. Pronouns.
     Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
17. Captions.
     The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.
18. Time.
     All references herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.
19. Entire Agreement.
     This Agreement constitutes the entire agreement between Caneum and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.
20. Severability.
     In case any provision hereof shall be held by a court or arbitrator with jurisdiction over Caneum or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of Caneum and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.
21. Waiver.
     No delays or omission by Caneum or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by Caneum or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

22. Governing Law.
     This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws principles.
23. Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of both Caneum and the Employee and their respective successors and assigns, including any entity with which or into which Caneum might be merged or that might succeed to its assets or business or any entity to which Caneum might assign its rights and obligations hereunder; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.
24. Withholding.
     Caneum may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.
25. Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
26. Full Knowledge.
     By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.
     In Witness Whereof, Caneum and the Employee have executed this Agreement effective as of the day and year first written above.

CANEUM:	Caneum, Inc.

Date: March 28, 2006	By:	/s/ Luan Dang

Luan Dang, Chairman, Compensation Committee

EMPLOYEE:

Date: March 28, 2006	/s/ Michael A. Willner

Michael A. Willner